As filed with the Securities and Exchange Commission on May 28, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUBBELL INCORPORATED
(Exact name of Registrant as specified in its charter)

Connecticut	06-0397030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
584 Derby Milford Road
Orange, Connecticut 06477-4024
(203) 799-4100
(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard W. Davies, Esq.
Vice President, General Counsel and Secretary
584 Derby Milford Road
Orange, Connecticut 06477-4024
(203) 799-4100
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Gregory P. Rodgers, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering
	Price per
	Unit/Proposed
Title of Each Class of	Maximum Aggregate	Amount of
Securities to be Registered	Offering Price	Registration Fee
Common Stock, $0.01 par value(1)	(2)	$(3)
Preferred Stock, no par value(1)	(2)	$(3)
Debt Securities	(2)	$(3)

(1)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

HUBBELL INCORPORATED

Common Stock
Preferred Stock
Debt Securities

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 6 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended). By using a shelf registration statement, we may sell any amount and combination of our common stock, preferred stock and debt securities from time to time and in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any term sheet we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Hubbell,” “we,” “our” and “us” in this prospectus, we mean Hubbell Incorporated and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.hubbell.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “the Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 25, 2008.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on April 25, 2008.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 17, 2008.

•	Our Current Reports on Form 8-K, filed with the SEC on January 9, 2008, February 19, 2008, April 18, 2008 and May 28, 2008.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary
Hubbell Incorporated
584 Derby Milford Road
Orange, Connecticut 06477-4024
(203) 799-4100

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about capital resources, performance and results of operations and are based on our reasonable current expectations. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions and economic recovery are forward looking. Forward-looking statements may be identified by the use of words, such as “believe,” “expect,” “anticipate,” “intend,” “depend,” “should,” “plan,” “estimated,” “could,” “may,” “subject to,” “continues,” “growing,” “prospective,” “forecast,” “projected,” “purport,” “might,” “if,” “contemplate,” “potential,” “pending,” “target,” “goals,” “scheduled,” “will likely be,” and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to:

•	changes in demand for our products, market conditions, product quality, product availability adversely affecting sales levels;

•	changes in markets or competition adversely affecting realization of price increases;

•	failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiative and strategic sourcing plans;

•	the expected benefits and the timing of other actions in connection with our enterprise-wide business system;

•	availability and costs of raw materials, purchased components, energy and freight;

•	changes in expected or future levels of operating cash flow, indebtedness and capital spending;

•	general economic and business conditions in particular industries or markets;

•	regulatory issues, changes in tax laws or changes in geographic profit mix affecting tax rates and availability of tax incentives;

•	a major disruption in one of our manufacturing or distribution facilities or headquarters, including the impact of plant consolidations and relocations;

•	changes in our relationships with, or the financial condition or performance of, key distributors and other major customers, agents or business partners;

•	impact of productivity improvements on lead times, quality and delivery of product;

•	anticipated future contributions and assumptions including changes in interest rates and plan assets with respect to pensions;

•	adjustments to product warranty accruals in response to claims incurred, historical experiences and known costs;

•	unexpected costs or charges, certain of which might be outside of our control;

•	changes in strategy, economic conditions or other conditions outside of our control affecting anticipated future global product sourcing levels;

•	ability to carry out future acquisitions and strategic investments in our core businesses and costs relating to acquisitions and acquisition integration costs;

•	future repurchases of common stock under our common stock repurchase programs;

•	changes in accounting principles, interpretations, or estimates;

•	the outcome of environmental, legal and tax contingencies or costs compared to amounts provided for such contingencies;

•	adverse changes in foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; and

•	other matters referred to in our SEC filings.

Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” above. The Company disclaims any duty to update any forward-looking statement, all of which are expressly qualified by the foregoing, other than as required by law.

HUBBELL INCORPORATED

Hubbell was founded as a proprietorship in 1888 and was incorporated in Connecticut in 1905. Hubbell is primarily engaged in the design, manufacture and sale of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Products are either sourced complete, manufactured or assembled by subsidiaries in the United States, Canada, Switzerland, Puerto Rico, Mexico, Italy, the United Kingdom, Brazil and Australia. Hubbell also participates in joint ventures in Taiwan and the People’s Republic of China, and maintains sales offices in Singapore, the People’s Republic of China, Mexico, South Korea and the Middle East.

Hubbell is a Connecticut corporation. Our principal executive offices are located at 584 Derby Milford Road, Orange, Connecticut 06477-4024. Our main telephone number is (203) 799-4100.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Hubbell and its consolidated subsidiaries for the periods indicated.

	Three Months Ended March 31,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratio of Earnings to Fixed Charges	11.4	x	11.4	x	13.4	x	11.9	x	10.1	x	8.9	x	7.2x

For purposes of calculating the above ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense (which includes interest on indebtedness and amortization of debt expense) and the portion of rents that Hubbell believes to be representative of the interest factor (one-third of rental expense).

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in short-term investment grade securities.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock; and

•	debt securities.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock and common stock that may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York, and, with respect to matters of Connecticut law, by Day Pitney LLP, Hartford, Connecticut.

In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Latham & Watkins LLP, our General Counsel or such other counsel as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to Hubbell Incorporated’s Current Report on Form 8-K dated May 28, 2008 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Hubbell Incorporated for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Directors and officers of the Company are entitled to indemnification pursuant to the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”). The Certificate of Incorporation requires the Company to indemnify directors to the fullest extent permitted by law from and against any and all of the liabilities, expenses and other matters referenced in or covered by the Connecticut Business Corporation Act (Connecticut General Statutes, Title 33, Sections 33-600 to 33-998 inclusive) (the “CBCA”). The Certificate of Incorporation also requires the Company, in furtherance of that obligation, and not in limitation of it, to indemnify each director for liability to any person for action taken, or failure to take any action as a director, except for liability that (i) involved a knowing and culpable violation of the law by the director, (ii) enabled the director or an associate to receive an improper personal economic gain, (iii) showed a lack of good faith and conscious disregard for the duty of the director to the Company under circumstances in which the director was aware this his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Company, or (v) created liability under provisions of the CBCA regarding unlawful dividends or distributions by the Company.

The Company must also indemnify its officers who are not directors, or who are directors but are made a party to a proceeding in their capacity as officers, to the same extent provided for directors.

The Company is obligated to advance funds to pay for or reimburse expenses incurred by a director or officer in a proceeding before final disposition upon the director’s or officer’s delivering to the Company (i) a written affirmation that the director or officer believes in good faith that he or she meet the applicable standards of conduct and (ii) a written undertaking to repay any funds advanced if the director is not wholly successful on the merits or otherwise and it is ultimately determined that the director or officer has not met the relevant standard of conduct. The Company must indemnify a director or officer who is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances in which a court determines that the director or officer is fairly and reasonably entitled to be indemnified. Unless ordered to do so by a court, the Company may not indemnify a director or officer (i) in connection with shareholder derivative suits, unless he or she is determined to have met the relevant standard of conduct, and (ii) where the director or officer is adjudged to have received a financial benefit to which he or she was not entitled, whether or not acting in his or her official capacity.

Section 33-636(b) of the CBCA permits a corporation to limit the personal liability of directors to the corporation or its shareholders for a breach of duty of a director under certain circumstances. The Certificate of Incorporation limits the personal liability of a director to the Company and its shareholders for monetary damages for a breach of duty as a director to the compensation received by such director during the year of violation of the director’s duty, provided that the breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate to receive improper personal gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Company, or (v) create liability under provisions of the CBCA regarding unlawful dividends or distributions by the Company.

The Company has in effect liability insurance policies covering certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed or alleged to have been committed by such person in his capacity as an officer or director.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is apart of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, Connecticut, on May 28, 2008.

HUBBELL INCORPORATED

By:	/s/ Richard W. Davies
Richard W. Davies
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard W. Davies with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T.H. Powers T.H. Powers	Chairman of the Board, President and Chief Executive Officer and Director	May 28, 2008

/s/ David G. Nord David G. Nord	Senior Vice President and Chief Financial Officer	May 28, 2008

/s/ Darrin S. Wegman Darrin S. Wegman	Vice President, Controller (Chief Accounting Officer)	May 28, 2008

/s/ E.R. Brooks E.R. Brooks	Director	May 28, 2008

/s/ G.W. Edwards, Jr. G.W. Edwards, Jr.	Director	May 28, 2008

/s/ A.J. Guzzi A.J. Guzzi	Director	May 28, 2008

/s/ J.S. Hoffman J.S. Hoffman	Director	May 28, 2008

Signature	Title	Date

/s/ A. McNally IV A. McNally IV	Director	May 28, 2008

/s/ D.J. Meyer D.J. Meyer	Director	May 28, 2008

/s/ G.J. Ratcliffe G.J. Ratcliffe	Director	May 28, 2008

/s/ R.J. Swift R.J. Swift	Director	May 28, 2008

/s/ D.S. Van Riper D.S. Van Riper	Director	May 28, 2008

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation, as amended and restated as of September 23, 2003 ((i) Exhibit 3a of the registrant’s report on Form 10-Q for the third quarter ended September 30, 2003 and filed on November 10, 2003, is incorporated by reference herein; and (ii) Exhibit 99.1 of the registrant’s registration statement on Form 8-A, dated and filed on December 17, 1998, is incorporated by reference herein).
4.2		By-Laws, as amended on June 6, 2007 (Exhibit 3.1 of the registrant’s report on Form 8-K, dated and filed on June 7, 2007, is incorporated herein by reference).
4.3		Indenture, dated as of September 15, 1995, between the registrant and The Bank of New York Trust Company, N.A. (the successor trustee to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (Exhibit 4a of the registrant’s registration statement on Form S-4, dated and filed on June 18, 2002, is incorporated herein by reference).
4	.4*	Form of Note (to be included in supplemental indenture(s) to be entered into from time to time).
5.1		Opinion of Latham & Watkins LLP.
5.2		Opinion of Day Pitney LLP.
12.1		Statement regarding the computation of ratio of earnings to fixed charges.
23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2		Consent of Day Pitney LLP (included in Exhibit 5.2).
23.3		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1		Powers of Attorney (contained on page II-5).
25.1		Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A. (the successor trustee to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank) under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with any offering of securities.